Exhibit 10.1
FIRST AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT
     This First Amendment to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of August 27, 2010, by and between COMERICA BANK (“Bank”) and SANTARUS, INC. (“Borrower”).
RECITALS
     Borrower and Bank are parties to that certain Amended and Restated Loan and Security Agreement dated as of July 11, 2008 (as amended from time to time, including by that certain Letter Agreement dated as of April 23, 2009 and that certain Letter Agreement dated as of April 5, 2010, collectively, the “Agreement”). The parties desire to amend the Agreement in accordance with the terms of this Amendment.
     NOW, THEREFORE, the parties agree as follows:
     1. The following defined terms in Section 1.1 of the Agreement hereby are added, amended or restated as follows:
          “Liquidity” means the sum of Cash at Bank (or Bank’s Affiliates or other third parties, in each case subject to a control agreement in form and content reasonably acceptable to Bank and provided the Bank can view the accounts’ balances on a daily basis), plus, following Bank’s receipt of Borrower’s Board of Director’s-approved 2010 and 2011 budget (which Bank must, in any case, receive by October 15, 2010), the Borrowing Base.
          “Revolving Maturity Date” means July 11, 2013.
     2. The Schedule is hereby replaced with the Schedule attached hereto.
     3. No course of dealing on the part of Bank or its officers, nor any failure or delay in the exercise of any right by Bank, shall operate as a waiver thereof, and any single or partial exercise of any such right shall not preclude any later exercise of any such right. Bank’s failure at any time to require strict performance by Borrower of any provision shall not affect any right of Bank thereafter to demand strict compliance and performance. Any suspension or waiver of a right must be in writing signed by an officer of Bank.
     4. Unless otherwise defined, all initially capitalized terms in this Amendment shall be as defined in the Agreement. The Agreement, as amended hereby, shall be and remain in full force and effect in accordance with its respective terms and hereby is ratified and confirmed in all respects. Except as expressly set forth herein, the execution, delivery, and performance of this Amendment shall not operate as a waiver of, or as an amendment of, any right, power, or remedy of Bank under the Agreement, as in effect prior to the date hereof.
     5. Borrower represents and warrants that the Representations and Warranties contained in the Agreement are true and correct as of the date of this Amendment, and that no Event of Default has occurred and is continuing.
     6. As a condition to the effectiveness of this Amendment, Bank shall have received, in form and substance satisfactory to Bank, the following:
               (a) this Amendment, duly executed by Borrower;
               (b) a Certificate of the Secretary of Borrower with respect to incumbency and resolutions authorizing the execution and delivery of this Amendment;
               (c) all reasonable Bank Expenses incurred through the date of this Amendment, which may be debited from any of Borrower’s accounts; and
               (d) such other documents, and completion of such other matters, as Bank may reasonably deem necessary or appropriate.
     7. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the first date above written.

SANTARUS, INC.

By:	/s/ Debra P. Crawford

Title:	SVP & CFO

COMERICA BANK

By:	/s/ Dennis Kim

Title:	Vice President

[Signature Page to First Amendment to Amended and Restated Loan and Security Agreement]